Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

          This first amendment (this "Amendment") dated as of May 3, 2004 is to the Credit Agreement dated as of June 11, 2003 (the "Credit Agreement") among Strategic Energy, L.L.C. (the "Borrower"), LaSalle Bank National Association, as Administrative Agent (in such capacity, the "Agent"), PNC Bank, National Association as syndication agent, and various financial institutions party to the Credit Agreement (the "Lenders"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

          WHEREAS, the parties hereto have entered into the Credit Agreement which provides for the Lenders to make Loans to the Borrower from time to time; and

          WHEREAS, the parties hereto desire to amend the Credit Agreement as provided hereby;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

          Section 1.          AMENDMENTS.           Effective on the date of the effectiveness of this Amendment pursuant to Section 3 below, the Credit Agreement shall be amended as set forth in this Section 1.

          1.1          Amendments to Definitions.            (a) The definition of "Revolving Loan Termination Date" in Section 1.1 is amended in its entirety to read as follows:

           "Revolving Loan Termination Date" means August 8, 2004 (unless extended pursuant to Section 2.18 hereof).

          Section 2.          REPRESENTATIONS AND WARRANTIES.           In order to induce the Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Agent and each of the Lenders (a) as to the matters set forth in Section 5.2(i) and (ii) of the Credit Agreement, as if the representations and warranties set forth therein were made on the date hereof, (b) that the execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of its obligations under the Credit Agreement as amended by this Amendment (the "Amended Credit Agreement"), (i) are within the powers of the Borrower, (ii) have been duly authorized by proper organizational actions and proceedings, and such approvals have not been rescinded and no other actions or proceedings on the part of the Borrower are necessary to consummate such transaction, (iii) do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, or if not made, obtained or given individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (iv) do not and will not conflict with any Requirements of Law or Contractual Obligation, except such that could not reasonably be expected to have a Material Adverse Effect, or with the certificate or articles of incorporation and by-laws or the operating agreement of the Borrower or any Subsidiary, and (c) that the Amended Credit Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting the enforcement of creditors' rights generally).

          Section 3.          EFFECTIVENESS.           The amendment set forth in Section 1 above shall become effective on the date when the Agent shall have received the following, all in a form satisfactory to Agent:

          Section 3.1          Amendment.           Counterparts of this Amendment signed by the Borrower, and the Lenders.

          Section 3.2          Guaranty.           A reaffirmation of the GPE Guaranty signed by GPE in favor of the Lenders.

          Section 3.3          Corporate Documents.           A certificate of the Secretary or an Assistant Secretary of the Borrower as to (a) limited liability company action of such entity authorizing the execution and delivery of this Amendment and the other documents contemplated hereby to which such entity is a party, (b) the incumbency and signatures of the officers of such entity which are to sign the documents referenced in clause (a) above, and (c) a certificate of existence certificate issued by the Delaware Secretary of State with respect to the Borrower.

          Section 3.4          Other Documents.           Such other documents as the Agent shall reasonably request.

          Section 4.          MISCELLANEOUS.

          4.1          Continuing Effectiveness, etc.           The Amended Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness hereof, all references in the Credit Agreement and each other Loan Document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

          4.2          Counterparts.            This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

          4.3          Expenses.            The Borrower agrees to pay the reasonable costs and expenses of the Agent (including reasonable attorneys' fees and charges) in connection with the negotiation, preparation, execution and delivery of this Amendment and the other documents contemplated hereby.

          4.4          Governing Law.            This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

          4.5          Successors and Assigns.            This Amendment shall be binding upon the Borrower, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors and assigns, as permitted by the provisions of the Amended Credit Agreement.

[signature pages immediately follow]

           Executed and delivered as of the day and year first above written.

STRATEGIC ENERGY, L.L.C. as the Borrower
By: Name: Title: Address: Attention: Telephone No.: Facsimile No.:	/s/Andrew J. Washburn Andrew J. Washburn Chief Financial Officer Two Gateway Center Pittsburgh, PA 15222-1458 Andrew J. Washburn 412-394-3034 412-394-6664

LASALLE BANK NATIONAL ASSOCIATION as Administrative Agent, as a Lender and as an Issuing Bank
By: Name: Title: Address: Attention: Telephone No.: Facsimile No.:	__________________ Mark H. Veach First Vice President One American Square, Suite 1600 Indianapolis, IN 46282 Mark H. Veach 317-756-7011 317-756-7021

PNC BANK, National Association as a Syndication Agent and Lender
By: Name: Title: Address: Attention: Telephone No.: Facsimile No.:	____________________ Thomas A. Majeski Vice President One PNC Plaza, 2nd Floor 249 Fifth Avenue Pittsburgh, PA 15222-2707 Thomas A. Majeski 412-762-2431 412-762-6484

CITIZENS BANK OF PENNSYLVANIA as Lender
By: Name: Title: Address: Attention: Telephone No.: Facsimile No.:	____________________ Dwayne R. Finney Vice President 525 William Penn Place, 29th Floor Pittsburgh, PA 15219-1729 Dwayne R. Finney 412-867-2425 412-552-6307

PROVIDENT BANK as Lender
By: Name: Title: Address: Attention: Telephone No.: Facsimile No.:	____________________ William R. Dickson, Jr. Vice President 309 Vine Street -- 235D Cincinnati, OH 45202 William R. Dickson, Jr. 412-263-4759 412-263-4732

FIFTH THIRD BANK as Lender
By: Name: Title: Address: Attention: Telephone No.: Facsimile No.:	____________________ Jim Janovsky Vice President 1404 East Ninth Street Cleveland, OH 44114 Jim Janovsky 412-937-1855 x 27 412-937-9896